Exhibit 99.1

Blink Charging Announces Pricing of its Upsized Public Offering of Common Stock

MIAMI BEACH, FL (February 7, 2023) – Blink Charging Co. (the “Company” or “Blink”) (Nasdaq: BLNK, BLNKW), a global leading manufacturer, owner, operator and provider of electric vehicle (EV) charging equipment and networked EV charging services, today announced the pricing of its upsized underwritten registered public offering of 8,333,333 shares of its common stock at a public offering price of $12.00 per share, for total gross proceeds of approximately $100 million. The net proceeds, after underwriting discounts, but before estimated expenses of the offering payable by Blink, are expected to be approximately $95 million. All shares of common stock to be sold in the offering will be sold by the Company, and the Company has granted the underwriter for the offering a 30-day option to purchase up to an additional 1,249,999 shares of common stock. The offering is expected to close on or about February 9, 2023, subject to the satisfaction of customary closing conditions.

Blink intends to use the net proceeds from the offering to fund EV charging station deployments, to finance the costs of acquiring or investing in competitive and complementary businesses, products and technologies as a part of its growth strategy, and for working capital and other general corporate purposes.

Barclays is acting as the sole book-running manager for the offering. H.C. Wainwright & Co., Roth Capital Partners and ThinkEquity are acting as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-251919), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2021. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on February 6, 2023 and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (888) 603-5847, or by emailing barclaysprospectus@broadridge.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities in the offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW), a leader in electric vehicle (EV) charging equipment, has sold or deployed over 66,000 chargers, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of Blink’s charging locations worldwide. Blink’s principal line of products and services is its nationwide Blink EV charging networks (the “Blink Networks”) and Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and other EV related services, and the products and services of recent acquisitions, including SemaConnect, EB Charging, Blue Corner and BlueLA.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the offer and sale of shares, the terms of the offering, the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described under the caption “Risk Factors” and elsewhere in the prospectus relating to the offering, and in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by U.S. federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

Blink Media Contact

PR@BlinkCharging.com

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